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                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement (NO. 333-63781) on Form S-8 of Merrill Merchants Bancshares, Inc. of our report dated January 11, 2001, relating to the consolidated statements of financial condition of Merrill Merchants Bancshares, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended, which report is included in the December 31, 2000 annual report on Form 10-KSB of Merrill Merchants Bancshares, Inc.

/s/ Berry Dunn McNeil & Parker
Portland, Maine
March 29, 2001